UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2024, the Board of Directors of SINTX Technologies, Inc. (the “Company”) appointed Eric K. Olson as Chief Executive Officer and President with such appointment effective August 1, 2024.

Prior to being appointed as Chief Executive Officer and President, from June 2022 to August 2024, Mr. Olson, age 61, served as Founder, Chief Executive Officer and Board Member of Foresite Innovations, LLC, a private healthcare innovation and development holding company. From January 2016 to June 2022, Mr. Olson was the founder, President, Chief Executive Officer and Board Member of Predictive Biotech, Inc., which developed the first human stem cell and tissue product (HCT/P) derived from the perinatal tissue. Prior to joining Predictive Biotech, Mr. Olson was the President and Chief Executive Officer for Cupertino based Skeletal Kinetics from December 2014 to January 2016. This Colson & Associates company developed and commercialized synthetic bone substitute products for Orthopedic and Spinal applications. From February 2012 to September 2014, Mr. Olson served as Chief Executive Officer and President and a member of the board of directors of SINTX Technologies (formerly Amedica Corporation). Mr. Olson began his career with London-based Smith & Nephew and has worked in Senior Sales and Marketing leadership roles with Johnson & Johnson, Medtronic and Wright Medical. He earned Bachelor of Science Degrees in Behavioral Science and Health Administration from The University of Utah and completed a Master’s level Hospital Administration Internship Program at the same institution.

There are no family relationships between Mr. Olson and any director or other executive officer of the Company. There are no transactions to which the Company was or is a participant and in which Mr. Olson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Olson and any other person pursuant to which he was selected as an officer of the Company.

In connection with Mr. Olson’s appointment, B. Sonny Bal retired from his position as Chief Executive Officer and President and now serves as Chairman of the Board.

Item 8.01 Other Events.

On August 6, 2024, the Company issued a press release announcing the appointment of Eric K. Olson as Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated August 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	August 6, 2024	By:	/s/ Eric K. Olson
Eric K. Olson
Chief Executive Officer